Exhibit 99.1

Contacts

Zhone Investor Relations:	Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 404.460.8578
Fax: +1 510.777.7001	E: aurora.arlet@edelman.com
E: investor-relations@zhone.com

Zhone Technologies Reports Fourth Quarter 2012 Financial Results

Oakland, CA — January 23, 2013 — Zhone Technologies, Inc. (NASDAQ: ZHNE), a global leader in FTTx network access solutions, today reported its financial results for the fourth quarter ended December 31, 2012.

Revenue for the fourth quarter of 2012 was $28.3 million compared to $29.2 million for the third quarter of 2012 and $33.4 million for the fourth quarter of 2011. Net profit for the fourth quarter of 2012, calculated in accordance with generally accepted accounting principles (“GAAP”), was $0.7 million or $0.02 per share compared with a net loss of $4.2 million or $0.14 per share for the third quarter of 2012 and a net loss of $4.6 million or $0.15 per share for the fourth quarter of 2011. Adjusted earnings before stock-based compensation, interest, taxes, depreciation and impairment of long-lived assets (“adjusted EBITDA”) was an adjusted EBITDA profit of $0.9 million for the fourth quarter of 2012, compared to an adjusted EBITDA loss of $3.2 million for the third quarter of 2012 and an adjusted EBITDA profit of $0.3 million for the fourth quarter of 2011.

“We’re very pleased that we met our primary financial goal for 2012 of achieving positive quarterly adjusted EBITDA and at the same time generated positive quarterly GAAP net income,” stated Mory Ejabat, Zhone’s chief executive officer. “For 2013, our primary financial goal will be maintaining that profitability through revenue growth in the second half of the year based on the continued success of our industry leading MXK and the generation of new revenue from our recently launched FiberLAN Optical LAN Solution.”

Cash, cash equivalents and short-term investments at December 31, 2012 was $11.1 million compared to $18.2 million at December 31, 2011.

Zhone will conduct a conference call and audio webcast today, January 23, 2013, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its fourth quarter 2012 results. This call is open to the public by dialing +1 (866) 713-8564 for U.S. callers and +1 (617) 597-5312 for international callers and then entering passcode 44964913. The audio webcast will be simultaneously available on the Investor Relations section of Zhone’s website at http://www.zhone.com/investors/.

A replay of the conference call will be available after the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers and then entering passcode 88555818. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures

To supplement Zhone’s consolidated financial statements presented in accordance with GAAP, Zhone uses adjusted EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone’s past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the Company’s operational performance, including the Company’s ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net loss calculated on a GAAP basis and adjusted EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Comprehensive Loss.

About Zhone Technologies

Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in all IP multi-service access solutions, serving more than 750 of the world’s most innovative network operators. The IP Zhone is the only solution that enables service providers to build the network of the future…today, supporting end-to-end Voice, Data, Entertainment Social Media, Business, Mobile Backhaul and Mobility service. Zhone is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. Zhone is headquartered in California and its products are manufactured in the USA in a facility that is emission, waste-water and CFC free.

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to financial estimates; projections of revenue, margins, expenses or other financial items. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of the Company’s products; intense competition in the communications equipment market; the Company’s ability to execute on its strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K for the year ended December 31, 2011 and the Company’s quarterly report on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

ZHONE TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss)

(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011
Net revenue	$28,290	$29,198	$33,432	$115,385	$124,502
Cost of revenue	17,890	20,920	21,379	79,038	80,480
Stock-based compensation	—	46	11	63	61

Gross profit	10,400	8,232	12,042	36,284	43,961

Operating expenses:
Research and product development (1)	3,707	5,090	5,121	18,542	21,380
Sales and marketing (1)	4,788	4,976	5,847	19,304	22,297
General and administrative (1)	1,100	2,305	1,466	7,218	7,784
Impairment of long-lived assets	—	—	4,236	—	4,236

Total operating expenses	9,595	12,371	16,670	45,064	55,697

Operating income (loss)	805	(4,139)	(4,628)	(8,780)	(11,736)
Other expense, net	(45)	(45)	79	(111)	70

Income (loss) before income taxes	760	(4,184)	(4,549)	(8,891)	(11,666)
Income tax provision	61	14	93	124	60

Net income (loss)	$699	$(4,198)	$(4,642)	$(9,015)	$(11,726)
Other comprehensive income (loss)	3	(8)	(3)	(21)	(40)

Comprehensive income (loss)	$702	$(4,206)	$(4,645)	$(9,036)	$(11,766)

Weighted average shares outstanding
Basic	31,114	31,086	30,766	30,974	30,671
Diluted	31,114	31,086	30,766	30,974	30,671
Earnings per common share
Basic	$0.02	$(0.14)	$(0.15)	$(0.29)	$(0.38)
Diluted	$0.02	$(0.14)	$(0.15)	$(0.29)	$(0.38)
(1) Amounts include stock-based compensation costs as follows:
Research and product development	$—	$212	$55	$297	$244
Sales and marketing	—	182	71	250	350
General and administrative	48	394	79	704	1,015

	$48	$788	$205	$1,251	$1,609

GAAP net income (loss)	$699	$(4,198)	$(4,642)	$(9,015)	$(11,726)
Stock-based compensation	48	834	216	1,314	1,670
Interest expense	49	26	(66)	102	44
Income taxes	61	14	93	124	60
Depreciation	82	77	467	316	1,810
Impairment of long-lived assets	—	—	4,236	—	4,236

Non-GAAP Adjusted EBITDA income (loss)	$939	$(3,247)	$304	$(7,159)	$(3,906)

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2012	2011
Assets
Current assets:
Cash, cash equivalents and short-term investments	$11,119	$18,190
Accounts receivable	25,820	31,598
Inventories	21,404	27,393
Prepaid expenses and other current assets	2,590	2,672

Total current assets	60,933	79,853
Property and equipment, net	583	608
Restricted cash	—	58
Other assets	208	213

Total assets	$61,724	$80,732

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,229	$11,797
Line of credit	10,000	15,000
Accrued and other liabilities	8,836	10,029

Total current liabilities	26,065	36,826
Other long-term liabilities	3,719	4,379

Total liabilities	29,784	41,205

Stockholders’ equity:
Common stock	31	31
Additional paid-in capital	1,072,839	1,071,390
Other comprehensive income	216	237
Accumulated deficit	(1,041,146)	(1,032,131)

Total stockholders’ equity	31,940	39,527

Total liabilities and stockholders’ equity	$61,724	$80,732